EXHIBIT 32

SECTION 1350 CERTIFICATION

             Each of the undersigned hereby certifies in his capacity as an officer of MutualFirst Financial, Inc. (the "Registrant") that the Annual Report of the Registrant on Form 10-K for the period ended December 31, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date: May 31, 2005	By:	/s/ David W. Heeter David W. Heeter President and Chief Executive Officer

Date: May 31, 2005	By:	/s/ Timothy J. McArdle Timothy J. McArdle Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)